                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 4 to Investment Company Act File No. 811-09735 on Form N-1A of Master Focus Twenty Trust of our reports dated January 2, 2002 for Master Focus Twenty Trust and Merrill Lynch Focus Twenty Fund, Inc. (the "Fund"), both appearing in the November 30, 2001 Annual Report of the Fund.




/s/ Deloitte & Touche LLP

New York, New York
March 27, 2002